                                                                    Exhibit 23.1

                          PLS CPA, A PROFESSIONAL CORP.
           * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
      * TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL CHANGGPARK@GMAIL.COM *
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March 2, 2015

To Whom It May Concern:

We hereby  consent to the use in this  Registration  Statement on Form S-1/A2 of our report dated February 27, 2015, relating to the financial statements of Gogo
Baby,  Inc.  as of  December  31,  2014,  which  appears  in  such  Registration
Statement.  We also consent to the references to us under the headings "Experts"
in such Registration Statement.

Very truly yours,

/s/ PLS CPA
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PLS CPA, A Professional Corp.
San Diego, CA 92111

          Registered with the Public Company Accounting Oversight Board